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                                                                    EXHIBIT 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Northfield Laboratories Inc.:

     We consent to the incorporation by reference in the registration statements (Nos. 333-15877, 333-51681, 333-79579, 333-102672 and 333-110110) on Form S-8
and the registration statements (Nos. 333-106615, 333-115459 and 333-121622) on Form S-3 of Northfield Laboratories Inc. of our reports dated August 12, 2005, with respect to the balance sheets of Northfield Laboratories Inc. as of May 31, 2005 and 2004, and the related statements of operations, shareholders' equity (deficit), and cash flows for each of the years in the three-year period ended May 31, 2005, and for the cumulative period from June 19, 1985 (inception) through May 31, 2005, management's assessment of the effectiveness of internal control over financial reporting as of May 31, 2005, and the effectiveness of internal control over financial reporting as of May 31, 2005, which reports appear in the May 31, 2005 annual report on Form 10-K of Northfield Laboratories Inc.

     As discussed in Note 4 to the financial statements, the Company adopted Statement of Financial Accounting Standards No. 143, "Accounting for Asset Retirement Obligations," as of June 1, 2003.

                                          /s/ KPMG LLP

Chicago, Illinois
August 12, 2005